Exhibit 99

UTC REPORTS SECOND QUARTER EPS GROWTH FROM CONTINUING OPERATIONS OF 15 PERCENT; EXPECTS 2012 EPS OF $5.25 TO $5.35 ON SALES OF $58 BILLION TO $59 BILLION AND INCREASES RESTRUCTURING

HARTFORD, Conn., July 26, 2012 – United Technologies Corp. (NYSE:UTX) today reported second quarter 2012 results. All results in this release reflect continuing operations unless otherwise noted.

Earnings per share of $1.62 and net income attributable to common shareowners of $1.5 billion, were up 15 percent and 14 percent, respectively, over the year ago quarter. Results for the current quarter include $0.10 per share of net favorable one-time items, partially offset by $0.06 of restructuring costs. Earnings per share in the year ago quarter included $0.05 per share of net favorable one-time items, partially offset by $0.04 of restructuring costs. Before these items, earnings per share increased 13 percent year over year. The effective tax rate for the quarter was 22.5 percent. Foreign currency translation, and hedges at Pratt & Whitney Canada, had an adverse impact of $0.05.

United Technologies completed the acquisition of Rolls-Royce’s interests in International Aero Engines on June 29. For its proposed acquisition of Goodrich Corporation, United Technologies anticipates receiving full regulatory approval today and closing the acquisition by the end of this week.

“The Goodrich and IAE transactions better position UTC to serve the growing aerospace market,” said Louis Chênevert, UTC Chairman & Chief Executive Officer. “We are concluding on the substantial transformational changes to our portfolio that will generate shareholder value well into the future.”

Sales for the quarter of $13.8 billion were 5 percent below prior year. Organic sales increased 1 percent over the year ago quarter, while net divestitures and foreign currency translation each had an adverse impact of 3 points. Combined, net divestitures and foreign currency translation accounted for $0.8 billion of the sales decline.

Second quarter segment operating margin at 16.5 percent was 70 basis points higher than prior year. Adjusted for restructuring costs and net one-time items, segment operating margin at 16.4 percent was 80 basis points higher than prior year. Research and development costs increased $31 million in the quarter to $525 million. Cash flow from operations was $1.7 billion and capital expenditures were $244 million in the quarter.

“UTC delivered solid operating performance while sustaining our investment in game-changing technology in the face of a challenging economic environment,” Chênevert added.

New equipment orders at Otis were down 7 percent over the year ago second quarter, including unfavorable foreign exchange of 3 percentage points. North American Residential HVAC new equipment orders at UTC Climate, Controls & Security grew 4 percent. Commercial spares orders were down 15 percent at Pratt & Whitney’s large engine business and down 10 percent at Hamilton Sundstrand.

“In light of the slowing global economy, a weaker Euro that we now assume to be in the range of $1.20 for the remainder of the year, and late July close for Goodrich, we now expect 2012 sales of $58 billion to $59 billion,” Chênevert added. “We expect earnings per share of $5.25 to $5.35, versus our prior expectation of $5.30 to $5.50. As always, we will focus on cost reduction and strong execution. We are increasing our investment in restructuring this year to $500 million, up from our prior plan of $450 million, and continue to expect net one-time gains of $600 million.”

UTC continues to expect cash flow from operations less capital expenditures to meet or exceed net income attributable to common shareowners for the year. The company does not anticipate share repurchase in 2012 and has a placeholder of $500 million for acquisitions excluding the Goodrich transaction. UTC continues to expect a full year effective tax rate of 29.5 percent, excluding Goodrich and one-time items.

Earnings per share from discontinued operations were a loss of $0.15 in the quarter. Results included a $179 million pre-tax impairment charge associated with the UTC Power business, which was moved to discontinued operations in the second quarter, as well as a reserve for potential warranty costs associated with the Clipper business.

United Technologies Corp., based in Hartford, Connecticut, is a diversified company providing high technology products and services to the building and aerospace industries. Additional information, including a webcast, is available on the Internet at http://www.utc.com.

The accompanying tables include information integral to assessing the company’s financial position, operating performance, and cash flow, including a reconciliation of differences between non-GAAP measures used in this release and the comparable financial measures calculated in accordance with generally accepted accounting principles in the United States.

This release includes statements that constitute “forward-looking statements” under the securities laws. Forward-looking statements often contain words such as “believe,” “expect,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “confident” and similar terms. Forward-looking statements may include, among other things, statements relating to future and estimated sales, earnings, cash flow, financing plans, charges, expenditures, anticipated benefits of acquisitions and divestitures, results of operations, uses of cash and other measures of financial performance. All forward-looking statements involve risks, uncertainties and assumptions that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Risks and uncertainties include, without limitation, the effect of economic conditions in the markets in which we operate, including financial market conditions, fluctuation in commodity prices, interest rates and foreign currency exchange rates; future levels of indebtedness and capital and research and development spending; levels of end market demand in construction and in the aerospace industry; levels of air travel; financial difficulties of commercial airlines; the impact of weather conditions and natural disasters; the financial condition of our customers and suppliers; delays and disruption in delivery of materials and services from suppliers; cost reduction efforts and restructuring costs and savings and other consequences thereof; the scope, nature or impact of acquisitions, dispositions, joint ventures and other business arrangements, including integration of acquired businesses; the timing of completion of the previously announced transaction with Goodrich; the timing and impact of anticipated dispositions of businesses; the timing and amount of anticipated gains, losses, impairments and charges related to such dispositions; the timing and impact of anticipated debt reduction in connection with the anticipated Goodrich transaction; the development and production of new products and services; the anticipated benefits of diversification and balance of operations across product lines, regions and industries; the impact of the negotiation of collective bargaining agreements and labor disputes; the outcome of legal proceedings and other contingencies; future availability of credit; pension plan assumptions and future contributions; and the effect of changes in tax, environmental and other laws and regulations and political conditions in countries in which we operate and other factors beyond our control. The closing of the Goodrich acquisition is subject to customary closing conditions. The completion of the proposed divestitures of businesses is subject to uncertainties, including the ability to secure disposition agreements on acceptable terms; the satisfaction of information, consultation, and / or negotiation obligations, if any, with employee representatives; and satisfaction of other customary conditions. These forward-looking statements speak only as of the date of this release and we undertake no obligation to update or revise any forward-looking statements after we distribute this release. For additional information identifying factors that may cause actual results to vary materially from those stated in the forward-looking statements, see our reports on Forms 10-K, 10-Q and 8-K filed with the SEC from time to time, including, but not limited to, the information included in UTC’s Forms 10-K and 10-Q under the headings “Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Legal Proceedings” and in the notes to the financial statements included in UTC’s Forms 10-K and 10-Q.

UTC-IR

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United Technologies Corporation

Condensed Consolidated Statement of Comprehensive Income

	Quarter Ended June 30, (Unaudited)		Six Months Ended June 30, (Unaudited)
(Millions, except per share amounts)	2012	2011	2012	2011

Net sales	$13,807	$14,469	$26,223	$27,142

Costs and Expenses:
Cost of products and services sold	9,934	10,468	18,864	19,620
Research and development	525	494	1,069	962
Selling, general and administrative	1,509	1,576	3,038	3,026

Total Costs and Expenses	11,968	12,538	22,971	23,608
Other income, net	340	219	640	316

Operating profit	2,179	2,150	3,892	3,850
Interest expense, net	168	141	297	290

Income from continuing operations before income taxes	2,011	2,009	3,595	3,560
Income tax expense	453	612	773	1,103

Income from continuing operations	1,558	1,397	2,822	2,457

Discontinued operations:
(Loss) income from operations	(3)	70	27	149
Loss on disposal	(210)	—	(1,171)	—
Income tax benefit (expense)	77	(37)	151	(75)

(Loss) income from discontinued operations	(136)	33	(993)	74

Net income	1,422	1,430	1,829	2,531
Less: Noncontrolling interest in subsidiaries’ earnings	94	112	171	201

Net income attributable to common shareowners	$1,328	$1,318	$1,658	$2,330

Comprehensive income	$721	$1,637	$1,625	$3,442
Less: Comprehensive income attributable to noncontrolling interests	67	114	152	239

Comprehensive income attributable to common shareowners	$654	$1,523	$1,473	$3,203

Net income (loss) attributable to common shareowners:
From continuing operations	$1,466	$1,288	$2,655	$2,261
From discontinued operations	(138)	30	(997)	69

Earnings (Loss) Per Share of Common Stock—Basic:
From continuing operations	$1.64	$1.44	$2.98	$2.52
From discontinued operations	(0.16)	0.03	(1.12)	0.08

Earnings (Loss) Per Share of Common Stock—Diluted:
From continuing operations	$1.62	$1.41	$2.94	$2.48
From discontinued operations	(0.15)	0.03	(1.10)	0.08

As described on the following pages, consolidated results for the quarters and six months ended June 30, 2012 and 2011 include restructuring costs and non-recurring items that management believes should be considered when evaluating the underlying financial performance.

See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation

Segment Net Sales and Operating Profit

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(Millions)	2012	2011	2012	2011

Net Sales
Otis	$3,027	$3,192	$5,797	$5,964
UTC Climate, Controls & Security	4,572	5,140	8,684	9,533
Pratt & Whitney	3,447	3,276	6,499	6,149
Hamilton Sundstrand	1,254	1,171	2,490	2,309
Sikorsky	1,620	1,786	2,966	3,368

Segment Sales	13,920	14,565	26,436	27,323
Eliminations and other	(113)	(96)	(213)	(181)

Consolidated Net Sales	$13,807	$14,469	$26,223	$27,142

Operating Profit
Otis	$651	$743	$1,217	$1,373
UTC Climate, Controls & Security	789	665	1,333	1,136
Pratt & Whitney	427	424	816	852
Hamilton Sundstrand	211	185	409	357
Sikorsky	213	277	349	418

Segment Operating Profit	2,291	2,294	4,124	4,136
Eliminations and other	(8)	(40)	(32)	(93)
General corporate expenses	(104)	(104)	(200)	(193)

Consolidated Operating Profit	$2,179	$2,150	$3,892	$3,850

Segment Operating Profit Margin
Otis	21.5%	23.3%	21.0%	23.0%
UTC Climate, Controls & Security	17.3%	12.9%	15.4%	11.9%
Pratt & Whitney	12.4%	12.9%	12.6%	13.9%
Hamilton Sundstrand	16.8%	15.8%	16.4%	15.5%
Sikorsky	13.1%	15.5%	11.8%	12.4%

Consolidated Segment Operating Profit Margin	16.5%	15.8%	15.6%	15.1%

As described on the following pages, consolidated results for the quarters and six months ended June 30, 2012 and 2011 include restructuring costs and non-recurring items that management believes should be considered when evaluating the underlying financial performance.

United Technologies Corporation

Restructuring Costs and Non-Recurring Items Included in Consolidated Results

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(Millions)	2012	2011	2012	2011

Restructuring Costs included in Operating Profit:
Otis	$(35)	$(4)	$(63)	$(6)
UTC Climate, Controls & Security	(37)	(24)	(72)	(45)
Pratt & Whitney	(17)	(25)	(54)	(29)
Hamilton Sundstrand	(3)	(2)	(5)	(4)
Sikorsky	(3)	(2)	(6)	(3)
Eliminations and other	2	—	(4)	—

	(93)	(57)	(204)	(87)

Non-Recurring items included in Operating Profit:
UTC Climate, Controls & Security	110	—	222	—
Sikorsky	—	73	—	73
Eliminations and other	—	—	(10)	—

	110	73	212	73

Total impact on Consolidated Operating Profit	17	16	8	(14)

Non-Recurring items included in Interest Expense, Net	—	—	15	—

Tax effect of restructuring and non-recurring items above	19	(8)	(4)	2

Non-Recurring items included in Income Tax Expense	—	—	203	—

Impact on Net Income from Continuing Operations Attributable to Common Shareowners	$36	$8	$222	$(12)

Impact on Diluted Earnings Per Share from Continuing Operations	$0.04	$0.01	$0.25	$(0.01)

Details of the non-recurring items for the quarters and six months ended June 30, 2012 and 2011 are as follows:

Quarter Ended June 30, 2012

UTC Climate, Controls & Security: Approximately $110 million net gain from UTC Climate, Controls & Security’s ongoing portfolio transformation. This net gain includes approximately $142 million from the sale of a controlling interest in its Canadian distribution business, partially offset by a $32 million loss on the disposition of its U.S. fire and security branch operations.

Non-Recurring items included in Discontinued Operations:

•	Approximately $179 million pre-tax impairment charge related to net assets as a result of the decision to dispose of the UTC Power business.

•	Approximately $91 million reserve for potential warranty costs associated with certain components of wind turbines previously installed by our Clipper business.

Quarter Ended March 31, 2012

UTC Climate, Controls & Security: Approximately $112 million net gain from UTC Climate, Controls & Security’s ongoing portfolio transformation. This net gain includes approximately $215 million from the sale of a controlling interest in a manufacturing and distribution joint venture in Asia, partially offset by $103 million of impairment charges related to planned business dispositions.

Eliminations and other: An additional $10 million of reserves were established for the export licensing compliance matters recorded in the fourth quarter 2011.

Non-Recurring item included in Interest Expense, Net: Approximately $15 million of favorable pre-tax interest adjustments related to the conclusion of the IRS’s examination of the Company’s 2006 – 2008 tax years.

Non-Recurring item included in Income Tax Expense: Approximately $203 million of favorable income tax adjustments related to the conclusion of the IRS’s examination of the Company’s 2006 – 2008 tax years.

Non-Recurring items included in Discontinued Operations:

•	Approximately $360 million and $590 million of pre-tax goodwill impairment charges ($220 million and $410 million after tax) related to Rocketdyne and Clipper, respectively.

•

Approximately $235 million of unfavorable income tax adjustments related to the recognition of a deferred tax liability on the existing difference between the expected accounting versus tax gain on the planned disposition of Hamilton Sundstrand’s Industrial Businesses.

Quarter Ended June 30, 2011

Sikorsky: Approximately $73 million gain recognized from the contribution of a business into a new venture in the United Arab Emirates.

The following page provides segment net sales, operating profits and operating profit margins as adjusted for the aforementioned restructuring costs and non-recurring items. Management believes these adjusted results more accurately portray the ongoing operational performance and fundamentals of the underlying businesses. The amount and timing of restructuring costs and non-recurring activity can vary substantially from period to period with no assurances of comparable activity or amounts being incurred in future periods. These amounts have therefore been adjusted out in the following schedule in order to provide a more representative comparison of current year operating performance to prior year performance.

United Technologies Corporation

Segment Net Sales and Operating Profit Adjusted for Restructuring Costs and Non-Recurring Items (as reflected on the previous pages)

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(Millions)	2012	2011	2012	2011

Net Sales
Otis	$3,027	$3,192	$5,797	$5,964
UTC Climate, Controls & Security	4,572	5,140	8,684	9,533
Pratt & Whitney	3,447	3,276	6,499	6,149
Hamilton Sundstrand	1,254	1,171	2,490	2,309
Sikorsky	1,620	1,786	2,966	3,368

Segment Sales	13,920	14,565	26,436	27,323
Eliminations and other	(113)	(96)	(213)	(181)

Consolidated Net Sales	$13,807	$14,469	$26,223	$27,142

Adjusted Operating Profit
Otis	$686	$747	$1,280	$1,379
UTC Climate, Controls & Security	716	689	1,183	1,181
Pratt & Whitney	444	449	870	881
Hamilton Sundstrand	214	187	414	361
Sikorsky	216	206	355	348

Adjusted Segment Operating Profit	2,276	2,278	4,102	4,150
Eliminations and other	(10)	(40)	(18)	(93)
General corporate expenses	(104)	(104)	(200)	(193)

Adjusted Consolidated Operating Profit	$2,162	$2,134	$3,884	$3,864

Adjusted Segment Operating Profit Margin
Otis	22.7%	23.4%	22.1%	23.1%
UTC Climate, Controls & Security	15.7%	13.4%	13.6%	12.4%
Pratt & Whitney	12.9%	13.7%	13.4%	14.3%
Hamilton Sundstrand	17.1%	16.0%	16.6%	15.6%
Sikorsky	13.3%	11.5%	12.0%	10.3%

Adjusted Consolidated Segment Operating Profit Margin	16.4%	15.6%	15.5%	15.2%

United Technologies Corporation

Condensed Consolidated Balance Sheet

	June 30,	December 31,
	2012	2011
(Millions)	(Unaudited)	(Unaudited)
Assets
Cash and cash equivalents	$5,966	$5,960
Accounts receivable, net	9,538	9,546
Inventories and contracts in progress, net	8,502	7,797
Assets of discontinued operations	1,989	—
Restricted cash, current	10,715	37
Other assets, current	2,432	2,418

Total Current Assets	39,142	25,758

Fixed assets, net	5,717	6,201
Goodwill	16,116	17,943
Intangible assets, net	4,893	3,918
Other assets	8,785	7,632

Total Assets	$74,653	$61,452

Liabilities and Equity
Short-term debt	$271	$759
Accounts payable	5,752	5,570
Accrued liabilities	12,853	12,287
Liabilities of discontinued operations	917	—

Total Current Liabilities	19,793	18,616

Long-term debt	20,450	9,501
Other long-term liabilities	10,447	10,157

Total Liabilities	50,690	38,274

Redeemable noncontrolling interest	238	358

Shareowners’ Equity:
Common Stock	13,393	13,293
Treasury Stock	(19,399)	(19,410)
Retained earnings	34,285	33,487
Accumulated other comprehensive loss	(5,675)	(5,490)

Total Shareowners’ Equity	22,604	21,880
Noncontrolling interest	1,121	940

Total Equity	23,725	22,820

Total Liabilities and Equity	$74,653	$61,452

Debt Ratios:
Debt to total capitalization	47%	31%
Net debt to net capitalization	38%	16%

See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation

Condensed Consolidated Statement of Cash Flows

	Quarter Ended June 30, (Unaudited)		Six Months Ended June 30, (Unaudited)
(Millions)	2012	2011	2012	2011
Operating Activities of Continuing Operations:
Income from continuing operations	$1,558	$1,397	$2,822	$2,457
Adjustments to reconcile income from continuing operations to net cash flows provided by operating activities of continuing operations:
Depreciation and amortization	307	325	625	638
Deferred income tax (benefit) provision	(148)	167	11	289
Stock compensation cost	49	74	96	124
Change in working capital	88	(544)	(101)	(791)
Global pension contributions	(11)	(41)	(24)	(70)
Other operating activities, net	(140)	(82)	(403)	(4)

Net cash flows provided by operating activities of continuing operations	1,703	1,296	3,026	2,643

Investing Activities of Continuing Operations:
Capital expenditures	(244)	(201)	(431)	(371)
Acquisitions and dispositions of businesses, net	95	18	75	(39)
(Increase) decrease in restricted cash	(10,698)	5	(10,696)	9
Increase in collaboration intangible assets	(1,244)	—	(1,244)	—
Other investing activities, net	(71)	77	24	99

Net cash flows used in investing activities of continuing operations	(12,162)	(101)	(12,272)	(302)

Financing Activities of Continuing Operations:
Issuance (repayment) of long-term debt, net	10,847	(27)	10,784	(60)
(Decrease) increase in short-term borrowings, net	(14)	936	(418)	1,162
Dividends paid on Common Stock	(413)	(413)	(825)	(781)
Repurchase of Common Stock	—	(773)	—	(1,500)
Other financing activities, net	(206)	49	(164)	80

Net cash flows provided by (used in) financing activities of continuing operations	10,214	(228)	9,377	(1,099)

Discontinued Operations:
Net cash provided by (used in) operating activities	24	(38)	3	(24)
Net cash used in investing activities	(6)	(5)	(7)	(5)
Net cash provided by (used in) financing activities	2	(2)	—	(10)

Net cash provided by (used in) discontinued operations	20	(45)	(4)	(39)

Effect of foreign exchange rate changes on cash and cash equivalents	(87)	34	(37)	110

Net (decrease) increase in cash and cash equivalents	(312)	956	90	1,313

Cash and cash equivalents, beginning of period	6,362	4,440	5,960	4,083

Cash and cash equivalents, end of period	$6,050	$5,396	$6,050	$5,396
Less: Cash and cash equivalents of discontinued operations	84	—	84	—

Cash and cash equivalents of continuing operations, end of period	$5,966	$5,396	$5,966	$5,396

See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation

Free Cash Flow Reconciliation

	Quarter Ended June 30, (Unaudited)
(Millions)	2012		2011

Net income attributable to common shareowners from continuing operations	$1,466		$1,288

Net cash flows provided by operating activities of continuing operations	$1,703		$1,296

Net cash flows provided by operating activities of continuing operations as a percentage of net income attributable to common shareowners from continuing operations		116%		101%
Capital expenditures	(244)		(201)

Capital expenditures as a percentage of net income attributable to common shareowners from continuing operations		(17)%		(16)%

Free cash flow	$1,459		$1,095

Free cash flow as a percentage of net income attributable to common shareowners from continuing operations		99%		85%

	Six Months Ended June 30, (Unaudited)
(Millions)	2012		2011

Net income attributable to common shareowners from continuing operations	$2,655		$2,261

Net cash flows provided by operating activities of continuing continuing operations	$3,026		$2,643

Net cash flows provided by operating activities of continuing operations as a percentage of net income attributable to common shareowners from continuing operations		114%		117%
Capital expenditures	(431)		(371)

Capital expenditures as a percentage of net income attributable to common shareowners from continuing operations		(16)%		(17)%

Free cash flow	$2,595		$2,272

Free cash flow as a percentage of net income attributable to common shareowners from continuing operations		98%		100%

United Technologies Corporation

Notes to Condensed Consolidated Financial Statements

(1)	Debt to total capitalization equals total debt divided by total debt plus equity. Net debt to net capitalization equals total debt less cash and cash equivalents divided by total debt plus equity less cash and cash equivalents.

(2)	Organic sales growth represents the total reported increase within the Corporation’s ongoing businesses less the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and significant non-recurring items.

(3)	Free cash flow, which represents cash flow from operations less capital expenditures, is the principal cash performance measure used by UTC. Management believes free cash flow provides a relevant measure of liquidity and a useful basis for assessing UTC’s ability to fund its activities, including the financing of acquisitions, debt service, repurchases of UTC’s common stock and distribution of earnings to shareholders. Other companies that use the term free cash flow may calculate it differently. The reconciliation of net cash flow provided by operating activities, prepared in accordance with generally accepted accounting principles, to free cash flow is shown above.

(4)	Prior period amounts reported within these Condensed Consolidated Financial Statements have been restated for:

•	The combination of the financial results of the former Carrier and UTC Fire & Security segments into a new segment called UTC Climate, Controls & Security; and

•	Discontinued operations related to a plan for the divestiture of a number of non-core businesses.